July 30, 2014 2014 Q3 Earnings Conference Call July 30, 2014

July 30, 2014 2 This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K and quarterly reports on Form 10-Q for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, political, regulatory and economic conditions, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. About This Presentation

July 30, 2014 Jerry Sheridan CEO of AmeriGas

July 30, 2014 4 Q3 Adjusted EBITDA * See appendix for Adjusted EBITDA reconciliation $69.0 $55.1 $0 $10 $20 $30 $40 $50 $60 $70 $80 2 0 1 3 Q 3 2 0 1 4 Q 3 Adjusted EBITDA*, $ Millions

July 30, 2014 5 Operational Highlights • Adjusted EBITDA was $55.1MM compared to $69MM in prior-year period • Warmer weather led to a 4% decrease in retail volume • Retail margins expanded with inflation • Unusual winter led to higher operating expenses • Affirmed EBITDA guidance for FY14 of $660 to $675 million

July 30, 2014 6 National Accounts • Volume up 11% in Q3 versus last year AmeriGas Cylinder Exchange (ACE) • Volume growth up 4% in Q3 and ~ 8% YTD • Added over 1,000 new locations YTD • Now 48,000 distribution locations nationwide Growth Initiatives

July 30, 2014 7 Earnings Power • Earnings have nearly doubled from just three years ago • 2014 YTD EBITDA through Q3 approximately equal to full- year 2013 EBITDA Strong Balance Sheet • Leverage Ratio ~ 3.6x • Distribution coverage > 1.2x ETP secondary offering • Completed offering of 8.5MM units, reducing ETP’s holdings to 4.4MM units or 4.7% of units outstanding Strategic Milestones

July 30, 2014 Q&A

July 30, 2014 Appendix

July 30, 2014 10 AmeriGas Supplemental Information: Footnotes  The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income.  EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA and Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's EBITDA in its disclosures about its business segments as the profitability measure for its domestic propane segment.

July 30, 2014 11 AmeriGas Partners EBITDA Reconciliation 2014 2013 Net (loss) attributable to AmeriGas Partners, L.P. (37,761)$ (34,595)$ Income tax expense (benefit) 847 (59) Interest expense 41,328 41,247 Depreciation 37,069 41,738 Amortization 10,788 10,775 EBITDA 52,271$ 59,106$ Heritage Propane acquisition and transition expense - 9,862 Net losses on commodity derivative instruments entered into beginning April 1, 2014, not associated with current period transactions 2,781 - Adjusted EBITDA 55,052$ 68,968$ June 30, Three Months Ended

July 30, 2014 Investor Relations: 610-337-1000 Daniel Platt (x1029) pllattd@ugicorp.com